SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004



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                                    FORM 8-K

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             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (Date of Earliest Event Reported):

                                August 30, 1999

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                         Commission file number 0-13497

                        PITNEY BOWES CREDIT CORPORATION
           Incorporated pursuant to the Laws of the State of Delaware


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       Internal Revenue Service -- Employer Identification No. 06-0946476


                   27 Waterview Drive, Shelton, CT 06484-4361
                                 (203) 922-4000


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Item 5. Other Events.

     On August 30, 1999, Pitney Bowes Credit Corporation, a Delaware corporation (the "Registrant") established a medium-term note program for the issuance from time to time of up to $500 million aggregated principal amount of Medium-Term Notes, Series D (the "Notes").

     The Registrant expects to use the net proceeds from any offering of Notes to repay short-term debt, to acquire finance contracts, to reduce or retire from time to time other indebtedness and for other general corporate purposes including possible acquisitions. The precise amount and timing of sales of the Notes will be dependent on market conditions and the availability and cost of other funds to the Registrant.

     The Distribution Agreement dated August 30, 1999 in connection with the medium-term note program is attached hereto as Exhibit 1. The form of the Notes to be issued by the Registrant are attached hereto as Exhibits 2.a, 2.b, 2.c and 2.d. The Indenture dated as of July 31, 1999 between the Registrant and SunTrust Bank, Atlanta, as Trustee, is attached hereto as Exhibit 3.

Item 7. Exhibits.

     (c) Exhibits

Exhibit Number      Description of Exhibit
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1                   Distribution Agreement dated August 30, 1999, among Pitney
                    Bowes Credit Corporation, Salomon Smith Barney Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and J.P.
                    Morgan Securities Inc.

2.a                 Form of Medium Term Note, Series D (Global Fixed Rate)

2.b                 Form of Medium Term Note, Series D (Global Floating Rate)

2.c                 Form of Medium Term Note, Series D (Certificated Fixed
                    Rate)

2.d                 Form of Medium Term Note, Series D (Certificated Floating
                    Rate)

3 Indenture dated as of July 31, 1999, between Pitney Bowes Credit Corporation and SunTrust Bank, Atlanta, as Trustee


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PITNEY BOWES CREDIT CORPORATION

                                      By   /s/  NANCY E. COOPER
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                                               Nancy E. Cooper
                                        Vice President, Finance and
                                          Chief Financial Officer
                                       (Principal Financial Officer)

Dated: September 2, 1999

                                      By   /s/  R. JEFFREY MACARTNEY
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                                             R. Jeffrey Macartney
                                                  Controller
                                        (Principal Accounting Officer)

Dated: September 2, 1999

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